UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 25, 2016

MSC Industrial Direct Co., Inc.

(Exact Name of Registrant as Specified in Its Charter)

New York	1-14130	11-3289165
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

75 Maxess Road, Melville, New York	11747
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (516) 812-2000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On January 25, 2016, the directors and executive officers (each, an “Indemnitee”) of MSC Industrial Direct Co., Inc. (the “Company”) each entered into an Indemnification Agreement with the Company. The indemnification agreements clarify and enhance the rights and obligations of the Company and the Indemnitee with respect to indemnification and advancement of expenses already provided for in the Company’s Certificate of Incorporation and Amended and Restated By-Laws. The indemnification agreements provide that the Company will indemnify the Indemnitee to the fullest extent permitted by the laws of the State of New York against all Indemnifiable Losses (as defined) relating to, resulting from or arising out of any threatened, pending or completed action, suit or proceeding, or any inquiry or investigation that the Indemnitee in good faith believes might lead to the institution of any such action, suit or proceeding. The indemnification agreements also provide for the advancement of Expenses (as defined).

The foregoing description of the indemnification agreements is not complete and is qualified in its entirety by reference to the full terms and conditions of the form of Indemnification Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits:

The following exhibit is filed with this Report on Form 8-K:

Exhibit No.	Description
10.1	Form of Director and Executive Officer Indemnification Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MSC INDUSTRIAL DIRECT CO., INC.

Date:	January 25, 2016	By:	/s/ Rustom Jilla
		Name:	Rustom Jilla
		Title:	Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description
10.1	Form of Director and Executive Officer Indemnification Agreement.

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